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                                                                    EXHIBIT 10.3
                                 AMENDMENT NO. 5
                                     TO THE
                      H&R BLOCK DEFERRED COMPENSATION PLAN
                     FOR EXECUTIVES, AS AMENDED AND RESTATED

     H&R Block, Inc. (the "Company") adopted the H&R Block Deferred Compensation Plan for Executives, as Amended and Restated (the "Plan"), effective as of January 1, 1999. The Company amended said Plan by Amendment No. 1 effective as of January 1, 1999, by Amendment No. 2 effective as of January 1, 2000, by Amendment No. 3 effective as of September 8, 1999, and by Amendment No. 4 effective as of December 31, 1999. The Company continues to retain the right to amend the Plan pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This Amendment No. 5 is effective as of January 1, 2001.

                                    AMENDMENT

     1. Section 2.1.7 of the Plan, as previously amended, is further amended by: (a) deleting clause (a) in the second sentence thereof, and replacing it with the following new clause (a):

     "(a) not greater than fifty percent (50%) for Permissible Deferrals of persons eligible to participate in the Plan prior to January 1, 2000 and are Participants as of January 1, 2001, and who continuously remain eligible to make Permissible Deferrals in Plan Years commencing on or after January 1, 2000, or";

and (b) deleting clause (A) in the third sentence thereof, and replacing it with the following new clause (A):

     "(A) not greater than fifty percent (50%), expressed in five percent (5%) increments, for Permissible Deferrals of persons eligible to participate in the Plan prior to January 1, 2000 and are Participants as of January 1, 2001, and who continuously remain eligible to make Permissible Deferrals in Plan Years commencing on or after January 1, 2000, or".

     2. Section 2.1.22 of the Plan is amended by deleting the words "long term group" and replacing them with the words "group long-term".

     3. Section 2.1.31 of the Plan is amended by deleting the words "then existing H&R Block Employee Profit Sharing Retirement" and replacing them with the word "Qualified".

     4. Section 2.1.37 of the Plan is amended by deleting the words "H&R Block Tax Services, Inc." and replacing them with the words "H&R Block Services, Inc."

     5. Section 2.1.38 of the Plan is amended by deleting the fourth paragraph thereof.


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     6.   The following new Section 2.1.40a is added after Section 2.1.40 of the
Plan:

          "2.1.40a `Qualified Plan' means the H&R Block Profit Sharing Retirement Plan or any successor plan that is intended to satisfy the requirements of section 401 of the Code."

     7. Section 3.1.1 of the Plan is amended by deleting clause (ii) and replacing it with the following new clause (ii):

     "(ii) who was eligible to participate in the DCP as a `Group A Participant' as of December 31, 1998, as such term was defined in the DCP as of such date, and was a participant in the DCP or Plan on or before January 1, 2001."

     8. Section 4.1.2 of the Plan, as previously amended, is further amended by: (a) inserting the words and punctuation "and is a Participant as of January 1, 2001" immediately after the words and punctuation "who was eligible to participate in the Plan prior to January 1, 2000" and immediately before the punctuation and words ", the Company shall post" in the second sentence of the first paragraph thereof; and (b) inserting the words and punctuation "and for Participants who first became eligible to participate in the Plan prior to January 1, 2000 but did not become Participants until after January 1, 2001" immediately after the words and punctuation "commencing on January 1, 2000 or thereafter" and immediately before the punctuation and words ", no Matching Contributions" in the third sentence of the first paragraph thereof.

     9. Section 4.1.3 of the Plan is amended by deleting the first paragraph in its entirety and replacing it with the following new paragraph:

     "The Company shall also post once each Plan Year to the Account of each Participant who is also a participant in the Qualified Plan the difference, if any, between (a) the amount for that Plan Year which would have been contributed on behalf of the Participant to the Qualified Plan as an employer discretionary profit sharing contribution if the Participant had not made a Permissible Deferral election under the Plan; and (b) the actual amount for that Plan Year that was contributed on behalf of the Participant to the Qualified Plan as an employer discretionary profit sharing contribution."

     10. Section 4.2 of the Plan is amended by: (a) adding the words "on a daily basis" immediately after the words "posted to the Account" and immediately before the words "in accordance with" in the first sentence of the first paragraph thereof; and (b) deleting the words "at least ten percent (10%)" and replacing them with the words "whole number" in the fourth sentence of the first paragraph thereof.

     11. Section 4.2.2 of the Plan is amended by deleting the words "at least ten percent (10%)" and replacing them with the words "whole number" in the last sentence thereof.

     12. Section 6.1 of the Plan is deleted in its entirety and replaced with the following new Section 6.1:

          "Section 6.1 Payments After Termination of Employment. Generally, payments of benefits to a Participant shall be made by the Company only upon termination, voluntary or involuntary, of the Participant's employment with all Affiliates, except where, (i) the provisions of Section 6.1.1 or
     Section 6.1.2, below,


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     apply, (ii) a Participant is disabled, (iii) the provisions of Section
     6.2.2 apply, or (iv) the provisions of Section 6.7 apply.

          6.1.1 Immediate Lump-Sum Payment. Prior to termination, voluntary or involuntary, of a Participant's employment with all Affiliates, the Participant may elect, on a form provided by the Committee and delivered by the Participant to the Company, to receive an immediate lump-sum payment of all or a portion of the one hundred percent (100%) vested balance of said Participant's Account valued as of the day immediately prior to the day such election is approved, reduced by a penalty equal to ten percent (10%) of the elected payment amount, which penalty shall be forfeited to the Company. If a Participant elects to receive a payment under this Section 6.1.1, the Participant's deferrals of Base Salary and Bonus will cease immediately and the Participant may not defer Base Salary or Bonus under the Plan until the beginning of the second Plan Year following the Plan Year in which such election was made. Any payment elected under this
     Section 6.1.1 will be made to the Participant in cash as soon as administratively practicable.

          6.1.2 Future Payments. A Participant as of January 1, 2001 may elect during the Enrollment Period for the 2001 Plan Year, and an individual who becomes a Participant as of any date after January 1, 2001 may elect during the Enrollment Period immediately prior to such individual's first day of participation in the Plan, to receive payment on one or more selected future dates of all or a portion (stated in whole number percentages) of the one hundred percent (100%) vested balance of such Participant's Account attributable to deferrals and Matching Contributions made after January 1, 2001. A Participant may make an election under this Section 6.1.2 only on a form provided by the Committee and delivered by the Participant to the Company. Any such future payment(s) may begin no earlier than during the fourth Plan Year after the Plan Year during which the election was made, and only one such payment may be made in any Plan Year. A Participant may cancel or extend a scheduled payment elected under this Section 6.1.2 provided that such cancellation or extension is made on a form provided by the Committee and delivered by the Participant to the Company and is made no later than the end of the second Plan Year prior to the Plan Year during which such payment is scheduled to be made. The actual distribution amount of any payment under this Section 6.1.2 shall be determined as of the first day of the month preceding or coincident with the applicable payment date and shall be paid to the Participant in cash as soon as administratively practicable after such determination. The actual distribution amount of a payment elected under this Section 6.1.2 may be less than the amount elected. An election under this Section 6.1.2 shall only be honored by the Committee while the Participant is an active employee of the Company or its Affiliates."


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     13.  Section 6.6.1 of the Plan is amended by: (a) deleting the comma immediately before clause (b) in the last sentence thereof; (b) adding the word "or" immediately before clause (b) in the last sentence thereof; and (c) deleting the punctuation and words ", or (c) fifteen (15) years from the date benefits commenced or would have commenced to the Participant" in the last sentence thereof.

     14. Section 6.6.2 of the Plan is amended by: (a) deleting the second and third sentences thereof and replacing them with the following new sentences:

     "As elected by the Participant on a form and in a manner prescribed by the Committee, the pre-retirement death benefit may be in the form of a lump sum payment, semimonthly payments for a five-year period, or semimonthly payments for a ten-year period. If the Participant selects a lump sum payment, the amount of such pre-retirement death benefit will be the greater of (a) the Participant's Account as of the date of the Participant's death or (b) twenty-five percent (25%) of the total deferrals and Company Contributions made as of the date of the Participant's death. If the Participant selects semimonthly payments for a five or ten-year period, the amount of such pre-retirement death benefit will be the greater of:

               (y) the Participant's Account as of the date of the Participant's death annuitized over a five or ten-year period, as the case may be, at an interest rate equal to the rate of one-year United States Treasury notes in effect as of September 30 of the Plan Year immediately prior to the Plan Year in which payment of the pre-retirement death benefit commences, as published by Salomon Brothers, Inc., or any successor thereto, or as determined by the Chief Financial Officer of the Company; or

               (z) An annual benefit of twenty-five percent (25%) of the total deferrals and Company Contributions made as of the date of the Participant's death.

     A Participant may change an election under this Section 6.6.2 once per Plan Year on a form acceptable to the Committee and shall only be effective upon delivery to the Company. If the Participant fails to select the form of the pre-retirement death benefit, the pre-retirement death benefit will be paid in the form of semimonthly payments over a ten-year period.";

and (b) deleting the reference to "Section 6.6.2(a)" and replacing it with a reference to "Section 6.6.2(y)" in the fifth sentence thereof.

     15. Section 6.6.4 of the Plan is amended by adding the following new sentence after the third sentence thereof:

     "In the event a Participant is married at the time he or she designates a beneficiary other than his or her spouse, such designation will not be valid unless the Participant's spouse consents in writing to such designation."

     16. Section 11.2 of the Plan is amended by deleting the words "then current H&R Block Profit Sharing Retirement" and replacing them with the word "Qualified".


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     17.  Except as modified in this Amendment No. 5, the Plan shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan.


                                               H&R BLOCK, INC.


                                               By:
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                                               Its:
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